Exhibit 10.9

AMENDMENT NO. 1 TO
SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of March 31, 2008, is made and entered into by and among NFINANSE INC., a Nevada corporation (the “Company”), and Bruce E. Terker (the “Investor”).  Capitalized terms used herein not defined shall have the meaning assigned to such terms in the Purchase Agreement (as hereinafter defined).

RECITALS

WHEREAS, the undersigned parties (the “Parties”) entered into that certain Securities Purchase Agreement dated as of March 21, 2008 (as amended hereby, the “Purchase Agreement”); and

WHEREAS, since the date of the Purchase Agreement, the Company has entered into certain other securities purchase agreements which grant the purchasing parties thereunder the right to participate in the Exchange (as hereinafter defined); and

WHEREAS, the Parties wish to amend the Purchase Agreement in the respects set forth below and on the terms and conditions set forth in this Amendment.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to legally bound, the Parties hereto agree as follows:

1.   Addition of Section 16.  The Purchase Agreement shall hereby be amended to add a Section 16 to the Terms and Conditions of the Purchase Agreement, which shall read as follows:

16.         Right to Exchange.  In the event that the Company contemplates the issuance of any securities in connection with a capital raising transaction (the “Issuance”), and upon notice by the Company of the Issuance, each Investor shall have the right, upon written notice to the Company at least five (5) days in advance of the Issuance, to exchange all of its Common Shares and Warrants purchased hereunder for the shares of securities issued in the Issuance (the “Exchange Securities”) upon the same terms and conditions (other than the consideration paid for the Exchange Securities) offered to the purchasers in the Issuance (the “Exchange”).  The Exchange shall be contingent upon the consummation of the Issuance.  The number of Exchange Securities that the Investor shall be entitled to receive upon the Exchange shall be equal to the product obtained by multiplying (i) the number of the Investor’s Common Shares by (ii) a quotient obtained by dividing (X) $2.50 by (Y) the price per share of the Exchange Securities paid by the purchasers thereof in the Issuance.  As a condition to the Exchange, the Investor shall execute such documents and agreements as are reasonably requested by the Company.  Notwithstanding the foregoing, if no Issuance occurs within six (6) months following the date hereof, the exchange rights granted to the Investor in this Section 8 shall automatically terminate.

2.   No Other Effect.  Except as amended hereby, the Purchase Agreement shall remain in full force and effect and all of the rights and obligations under the Purchase Agreement are affirmed.

3.   Counterparts.  This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

The Company:	nFinanSe Inc.
	By:	/s/ R.P. Springer
	Name:	R.P. SPRINGER
	Title:	CFO & EVP

The Investor:

	By:	/s/ Bruce E. Terker
Bruce E. Terker

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]
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